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                                                                   EXHIBIT 10.13

                             ANC RENTAL CORPORATION
                    KEY EMPLOYEE RETENTION PLAN AND AGREEMENT

         This Plan and Agreement (the "Agreement") is made between ANC Rental Corporation (the "Company") and ___________________________ (the "Participant", and together with all other participants who have entered into an ANC Rental Corporation Key Employee Retention Plan and Agreement, the "Participants").

1) PURPOSE. The purpose of the ANC Rental Corporation Key Employee Retention Plan and Agreement (the "Plan") is to retain certain employees key to the near-term success of the Company (i) by providing a financial incentive for the Participants to remain as employees of the Company and participate in achieving the Company's success and (ii) by providing security to the Participants generally against unanticipated termination of employment.

2) PARTICIPATION. Only those employees selected by the President of the Company shall be eligible to participate in the Plan. The Plan is implemented through individualized agreements (the "Agreements") entered into between the Company and each Participant, which Agreement is set forth herein. The Plan becomes effective with respect to a Participant immediately upon such Participant and an appropriate officer of the Company executing this Agreement (the "Effective Date"). The Participant has no more than 14 days from the date he or she receives the Agreement to sign and return the Agreement to the Senior Vice President of Human Resources of the Company. Eligibility to participate in the Plan shall be limited as follows: any Participant who purchases the Company or substantially all the assets of the Company, or who holds an interest in excess of 1% ownership in an entity that purchases the Company or substantially all the assets of the Company, shall not be entitled to receive any payments under the Plan.

3) BASE AMOUNT RETENTION PAYMENT. Upon satisfaction of the conditions set forth herein, the Participant is eligible to receive a base amount retention payment (the "Base Amount Retention Payment") in an amount equal to 50% of the Participant's annual base salary as of the effective date (the "Annual Base Salary"). On the Effective Date, the Participant is fully vested in his or her Base Amount Retention Payment.

4) HOLDBACK RETENTION PAYMENT. Upon satisfaction of the conditions set forth herein, the Participant is eligible to receive a holdback retention payment (the "Holdback Retention Payment") in accordance with the following chart based upon the occurrence of a "Triggering Event" (as defined below) and the amount of "Distributable Value" (as defined below):


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
    TIER I                              $500MM-$699MM Distributable        $700MM-UP Distributable
                                        Value                              Value
    --------------------------------------------------------------------------------------------------------
    Triggering Event on or before       150% of Holdback Retention         150% of Holdback Retention
    12/31/02                            Payment                            Payment
    --------------------------------------------------------------------------------------------------------

    Triggering Event after 12/31/02     125% of Holdback Retention         150% of Holdback Retention
    but on or before 3/31/03            Payment                            Payment
    --------------------------------------------------------------------------------------------------------

    Triggering Event after 3/31/03      100% of Holdback Retention         100% of Holdback Retention
    but on or before 6/30/03            Payment                            Payment
    --------------------------------------------------------------------------------------------------------

    Triggering Event after 6/30/03      50% of Holdback Retention Payment  50% of Holdback Retention
    but on or before 12/31/03                                              Payment
    --------------------------------------------------------------------------------------------------------

    TIER II                             $500MM-$699MM Distributable        $700MM-UP Distributable Value
                                        Value
    ----------------------------------- ---------------------------------- ---------------------------------

    Triggering Event on or before       150% of Holdback Retention         150% of Holdback Retention
    12/31/02                            Payment                            Payment
    ----------------------------------- ---------------------------------- ---------------------------------

    Triggering Event on or before       125% of Holdback Retention         150% of Holdback Retention
    3/31/03                             Payment                            Payment
    ----------------------------------- ---------------------------------- ---------------------------------

    Triggering Event on or before       100% of Holdback Retention         100% of Holdback Retention
    6/30/03                             Payment                            Payment
    ----------------------------------- ---------------------------------- ---------------------------------

    Triggering Event after 6/30/03      50% of Holdback Retention Payment  50% of Holdback Retention
    but on or before 12/31/03                                              Payment
    ----------------------------------- ---------------------------------- ---------------------------------

         A) Holdback Retention Payment for Tier I shall equal 50% of Annual Base Salary.

                  Holdback Retention Payment for Tier II shall equal 25% of Annual Base Salary.

                  Tier III employees shall receive no Holdback Retention
                  Payments.

         B)       A "Triggering Event" occurs when:

                  1) With respect to a plan of reorganization of the Company under chapter 11 (a "Plan of Reorganization"), the date upon which the Disclosure Statement is approved by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), so long as the Plan of Reorganization is subsequently confirmed by the Bankruptcy Court without material modifications.

                  2) With respect to a sale, the date upon which a motion seeking approval of the sale of all or substantially all of the operating assets of the Company (a "Sale") is approved, so long as the Sale is subsequently consummated without material modifications.


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         C)       "Distributable Value" shall include cash, securities and other consideration distributed to pre-petition secured, priority and unsecured creditors and shareholders. Distributable Value will not include cure payments paid as part of a confirmed
                  Plan of Reorganization or Sale, or cash or securities distributed or to be distributed to Liberty Mutual Insurance Company ("Liberty") as part of a confirmed Plan of Reorganization or Sale, or any proceeds or consideration realized from the diminution or application of collateral which otherwise secures any pre- or post-petition liquidated, unliquidated or contingent claims of Liberty. The determination of Distributable Value will be agreed to by advisors for the Official Committee of Unsecured Creditors, Lehman Brothers, Inc., Congress Financial Corporation, Liberty Mutual Insurance Company, and the Debtors. If these parties cannot agree on the valuation, the Court shall determine the appropriate valuation.

5) RIGHT TO PAYMENT OF BENEFITS. The Participant shall have no right to receive payment of his or her Retention Payments, and his or her Retention Payments shall be forfeited in their entirety, unless he or she remains employed until the Retention Payments are payable under paragraph 6, except for Participants who will receive Retention Payments pursuant to paragraph 6(A)(2). The Participant's entitlement to the Retention Payments are conditioned upon the Participant executing and delivering on the date that he or she otherwise becomes entitled to the Retention Payments the Release and Agreement (the "Release") attached as Annex A hereto and not revoking the Release as provided therein.

6) FORM AND TIMING OF PAYMENT OF BENEFITS. The Participant shall be entitled to receive his or her Retention Payments which have not been forfeited under paragraph 5 as follows:

                  A)       Base Amount Retention Payment:

                  The Participant shall be entitled to receive his or her Base Amount Retention Payment upon the earliest of:

                  1)       June 30, 2003,

                  2) The Participant's involuntary termination of employment by the Company "other than for cause" or due to the death or "permanent disability" of the Participant. For purposes of the Plan, termination "for cause" means termination of the Participant by the Company by reason of the Participant's dishonesty; misconduct; unavailability to work other than due to illness or disability; breach of the provisions of any agreement between the Participant and the Company; intentional disclosure to any other person or entity of information which the Company considers proprietary or confidential; or material failure to perform the duties of the Participant's position. A Participant shall also be deemed to have experienced an involuntary termination of employment "other than for cause" if he or she terminates his or her employment within one month after a reduction of the Participant's annual base salary or aggregate level of benefits (other than reductions in benefits applicable to substantially all similarly situated employees); a material reduction in the Participant's level of responsibility; or the Company requiring the Participant (without the Participant's consent) to be based at any location outside a fifty (50) mile radius of his principal location of employment as of the date hereof. A Participant shall be deemed to have become "permanently disabled" for purposes of this Plan if the President of the Company (or in the case of the Chief Executive Officer, the Compensation Committee of the Board), finds, upon the basis of medical evidence satisfactory to him (or it),


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                           that the Participant is totally disabled, whether due
                           to physical or mental condition, so as to be prevented from engaging in further employment by the Company and that such disability will be permanent and continuous during the remainder of his life; provided that no Participant shall be deemed to have become permanently disabled unless prior to the foregoing determination, the Participant has been determined to qualify for long-term disability benefits under an applicable long-term disability benefit plan of the Company.

                  3)       The closing of a Sale, or

                  4)       Substantial Consummation of a Plan of Reorganization

         The Participant's Base Amount Retention Payment will be paid to him or her in a lump sum as soon as practicable following the date on which the Participant becomes entitled to such Retention Payment.


         B) Holdback Retention Payment: The Participant shall be entitled to receive his or her Holdback Retention Payment upon the closing of the Sale, or substantial consummation of a Plan of Reorganization.

7) EFFECT OF WARN ACT. Any Retention Payments that the Participant is entitled to receive shall be reduced by up to sixty days' pay if the Participant's termination is deemed covered by the Worker Adjustment and Retraining Notification Act.

8) ADMINISTRATION. The Plan shall be administered by a committee composed of three members designated by the Company's Board of Directors (the "Committee"). The Committee shall be the named fiduciary and shall have the sole discretion and authority to interpret the Plan, determine eligibility and amount of benefits, including the sole discretion to resolve claims pursuant to Section 9 hereof, to adopt and revise the rules and regulations relating to the Plan and to make any other determinations it believes necessary or advisable for the administration of the Plan.

9)       CLAIMS PROCEDURE

         A) WRITTEN NOTICE. If a claim for benefits under the Plan is denied, in whole or in part, the claimant shall be notified in writing of the denial, the specific reason for the denial and the Plan provisions on which the denial is based, within 30 days after the claim has been filed with the Committee. Such claimant shall also be advised whether any additional material or information is necessary to perfect the claim and shall be provided with an explanation of the reasons why such material is necessary and with an explanation of the Plan's claim review procedure under Section 9.B.

         B) APPEALS. In the event a claim for benefits under the Plan is denied, in whole or in part:

                  i) The claimant (or his or her duly authorized representative) shall be entitled to request in writing a review of the denial of his claim by the Committee within ninety (90) days after the claimant received notice of the denial of his or her claim.

                  ii) The claimant (or his duly authorized representative) may review pertinent Plan documents and submit issues and comments to the Committee in writing.


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                  iii)     All written claims that are neither granted nor
                           denied in accordance with Section 9.A shall be deemed denied and the claimant shall be deemed to have filed a written request for review.

                  iv) The decision of the Committee on review shall be rendered within 60 days after the request for review is received by the Committee unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered not later than 120 days after receipt of a request for review by the Committee.

                  v) The claimant shall be furnished with written notice of any such extension of time prior to the commencement of the extension.

                  vi) If the decision of the Committee on review is not furnished within the time specified in subparagraph
                           (iv) above, the claim shall be deemed denied on review.

                  vii) The decision of the Committee on review shall be in writing and shall include specific reason for the decision and specific references to the pertinent Plan provisions on which the decision is based.

         All decisions of the Committee relating to a claim for benefits hereunder shall be final, binding and conclusive on the Participant.

10)      MISCELLANEOUS PROVISIONS

         A) The Participant's right and interest under the Plan may not be assigned or transferred. In the case of the Participant's death, payment of benefits due under the Plan shall be made to the Participant's designated beneficiary, or in the absence of a designation, by will or the laws of descent and distribution.

         B) Neither the Plan nor any actions taken hereunder shall be construed as giving the Participant any right to be retained in the employ of the Company.

         C) The Plan trustee shall deduct from any benefits paid in cash any taxes required to be withheld by law by the Company or the Plan.

11) AMENDMENT AND TERMINATION OF PLAN. The Company's Board of Directors may amend the Plan with the approval of the Bankruptcy Court in whole or in part at any time, provided that the rights of any Participant under the Plan at the time of amendment may not be reduced. The Plan shall terminate as soon as all benefits have been paid and/or disputes resolved. A Participant may not withdraw from this Plan or refuse to be bound by the terms hereof without the prior written consent of the Company.

12) GOVERNING LAW. This Plan shall be governed by the laws of the State of Florida, except to the extent preempted by federal law.

13)      EFFECTIVE DATE. The Plan and this Agreement shall be effective March
         27, 2002.

14) WAIVER OF RIGHTS. Upon signing this Agreement and becoming a Participant in the Plan, the Participant unconditionally waives any and all of his or her rights (i) pursuant to the ANC Rental Corporation Key Employee Severance Protection Plan, from which plan the Participant is withdrawing upon the execution hereof; (ii) to any severance payment under


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

         any other plan or arrangement that the Company maintains for so long as the Participant is eligible for or until the Participant receives a Retention Payment under the Plan; (iii) to any payments under any performance bonus or incentive plan maintained by the Company for so long as the Participant is eligible for or until the Participant receives a Retention Payment under the Plan.

15) COURT APPROVAL. The Plan is not effective until it is approved by the United States Bankruptcy Court.

                                             ANC RENTAL CORPORATION



                                             By:
                                                -------------------------------

                                             Title:
                                                   ----------------------------

                                             Date:
                                                   ----------------------------


                                                   ----------------------------
                                                         (Employee Name)

                                             Date:
                                                  -----------------------------


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